Item 77E Legal Proceedings
LEGAL PROCEEDINGS
Since October 2003
Federated and related
 entities collectively
Federated and various
Federated funds
Funds have been named
 as defendants in
several class action
lawsuits now pending
in the United States
District
Court for the District
 of Maryland The lawsuits
 were purportedly filed
on behalf of people who
purchased owned
andor redeemed shares
of Federatedsponsored
mutual funds during
specified periods
beginning November 1 1998
The suits are generally
 similar in alleging
that Federated engaged
 in illegal and improper
 trading practices including
market timing and late
trading in concert with
certain institutional
 traders which allegedly
caused financial injury to
the mutual fund shareholders
 These lawsuits began to
 be filed shortly after
 Federateds first public
announcement
that it had received
 requests for information
 on shareholder trading
 activities in the Funds
 from the SEC the Office
of the New York State
Attorney General NYAG
and other authorities
In that regard on November
 28 2005
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters
Specifically the SEC
and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed
market timing arrangements
 and late trading The
SEC made findings that
Federated Investment
Management
Company FIMC an SEC
registered investment
adviser to various
Funds and Federated
Securities Corp an
SECregistered brokerdealer
 and distributor for the
Funds violated provisions
of the Investment Advisers
 Act and
Investment Company Act
by approving but not
disclosing three market
 timing arrangements
 or the associated
conflict of interest
between FIMC and the
funds involved in the
arrangements either
to other fund shareholders
 or to
the funds board and
 that Federated Shareholder
 Services Company
 formerly an SECregistered
 transfer agent
failed to prevent a
 customer and a Federated
 employee from late
trading in violation of
 provisions of the Investment
Company Act The NYAG
 found that such conduct
 violated provisions of
 New York State law
Federated entered
into the settlements
without admitting or
denying the regulators
 findings As Federated
previously reported in
 2004
it has already paid
approximately 80 million
to certain funds as
determined by an independent
 consultant As part
of these settlements
 Federated agreed to
pay disgorgement and
a civil money penalty
 in the aggregate amount
of an
additional 72 million
and among other things
 agreed that it would
not serve as investment
 adviser to any
registered investment
company unless i at
least 75 of the funds
directors are independent
of Federated ii the
chairman of each such
fund is independent of
Federated iii no action
 may be taken by the
funds board or any
committee thereof unless
 approved by a majority
 of the independent
 trustees of the fund or
 committee respectively
and iv the fund appoints
 a senior officer who
reports to the independent
trustees and is responsible
 for
monitoring compliance by
 the fund with applicable
laws and fiduciary duties
and for managing the
process by which
management fees charged to
a fund are approved The
settlements are described
in Federateds announcement
which along with previous
 press releases and related
communications on those
 matters is available in
the About
Us section of Federateds
 website at FederatedInvestorscom
Federated entities have also
 been named as defendants
in several additional lawsuits
 that are now pending in the
United States District Court
 for the Western District of
 Pennsylvania alleging among
other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each
of the
lawsuits described in the
preceding two paragraphs
Federated and the Funds
and their respective counsel
 have
been defending this
litigation and none of the
 Funds remains a defendant
in any of the lawsuits though
 some could
potentially receive any
recoveries as nominal defendants
 Additional lawsuits based upon
similar allegations may
be filed in the future The
potential impact of these
lawsuits all of which seek
 unquantified damages attorneys
fees and expenses and future
 potential similar suits is
 uncertain Although we do
 not believe that these
lawsuits will
have a material adverse
 effect on the Funds there
 can be no assurance that
 these suits ongoing adverse
publicity
andor other developments
resulting from the regulatory
 investigations will not
result in increased Fund
redemptions reduced sales
 of Fund shares or other
adverse consequences for
the Funds